SCHEDULE A

To the Administration Agreement

By and between State Street Bank and Trust Company and SPDR® Series Trust

Fund Name
SPDR® Dow Jones Total Market ETF
SPDR® Dow Jones Large Cap ETF
SPDR® S&P 500 Growth ETF
SPDR® S&P 500 Value ETF
SPDR® Dow Jones Mid Cap ETF
SPDR® S&P 400 Mid Cap Growth ETF
SPDR® S&P 400 Mid Cap Value ETF
SPDR® S&P 600 Small Cap ETF
SPDR® S&P 600 Small Cap Growth ETF
SPDR® S&P 600 Small Cap Value ETF
SPDR® Global Dow ETF
SPDR® Dow Jones REIT ETF
SPDR® S&P® Bank ETF
SPDR® S&P® Capital Markets ETF
SPDR® S&P® Insurance ETF
SPDR® Morgan Stanley Technology ETF
SPDR® S&P® Dividend ETF
SPDR® S&P® Aerospace & Defense ETF
SPDR® S&P® Biotech ETF
SPDR® S&P® Health Care Equipment ETF
SPDR® S&P® Health Care Services ETF
SPDR® S&P® Homebuilders ETF
SPDR® S&P® Metals & Mining ETF
SPDR® S&P® Oil & Gas Equipment & Services ETF
SPDR® S&P® Oil & Gas Exploration & Production ETF
SPDR® S&P® Outsourcing & IT Consulting ETF
SPDR® S&P® Pharmaceuticals ETF
SPDR® S&P® Retail ETF
SPDR® S&P® Semiconductor ETF
SPDR® S&P® Software & Services ETF
SPDR® S&P® Telecom ETF
SPDR® S&P® Transportation ETF
SPDR® S&P® Regional Banking ETF
SPDR® S&P® Mortgage Finance ETF
SPDR® Barclays 1-3 Month T-Bill ETF
SPDR® Barclays Intermediate Term Treasury ETF
SPDR® Barclays Long Term Treasury ETF
SPDR® Barclays TIPS ETF
SPDR® Barclays Aggregate Bond ETF
SPDR® Nuveen Barclays Municipal Bond ETF

SPDR® Barclays International Treasury Bond ETF
SPDR® Nuveen Barclays Short Term Municipal Bond ETF
SPDR® Nuveen Barclays California Municipal Bond ETF
SPDR® Nuveen Barclays New York Municipal Bond ETF
SPDR® Barclays High Yield Bond ETF
SPDR® DB International Government Inflation-Protected Bond ETF
SPDR® Barclays Short Term International Treasury Bond ETF
SPDR® Barclays Intermediate Term Corporate Bond ETF
SPDR® Barclays Long Term Corporate Bond ETF
SPDR® Barclays Convertible Securities ETF
SPDR® Barclays Mortgage Backed Bond ETF
SPDR® Nuveen S&P® VRDO Municipal Bond ETF
SPDR® Wells Fargo Preferred Stock ETF
SPDR® Barclays Short Term Corporate Bond ETF
SPDR® Nuveen Barclays Build America Bond ETF SPDR® Barclays International Corporate Bond ETF
SPDR® Barclays Emerging Markets Local Bond ETF
SPDR® Barclays Issuer Scored Corporate Bond ETF
SPDR® Nuveen S&P® High Yield Municipal Bond ETF
SPDR® Barclays Short Term Treasury ETF
SPDR® Barclays Investment Grade Floating Rate ETF
SPDR® Barclays Short Term High Yield Bond ETF
SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF
SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF
SPDR® S&P® 1500 Value Tilt ETF
SPDR® S&P® 1500 Momentum Tilt ETF SPDR® Russell 1000 Low Volatility ETF SPDR® Russell 2000 Low Volatility ETF
SPDR® Barclays 1-10 Year TIPS ETF

Dated: May 29, 2013

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